Exhibit 1

Directors and Officers of Constellation Software Inc. (“Constellation Software”)

Name and Position	Principal Occupation	Principal Business Address	Citizenship

Mark Miller* President and Director

Mark Leonard Director	Director of Constellation Software	66 Wellington Street West, Suite 5300, TD Bank Tower, Toronto Ontario, Canada M5K 1E6	Canada

Laurie Schultz Director	Corporate Director	995 Bute Street, Vancouver British Columbia, Canada V5E 1Y7	Canada

Claire Kennedy Director	Private Investor, Entrepreneur, Corporate Director	First Canadian Place, Suite 3400, Toronto, ON, Canada M5X 1A4	Canada

Donna Parr Director	Managing Partner Cross Border Impact Ventures; President Crimson Capital Inc.	379 Sunnyside Ave, Toronto Ontario, Canada M6R 2R9	Canada

Andrew Pastor Director	Partner at EdgePoint Wealth Management Inc.	150 Bloor St. W., Toronto Ontario, Canada M5S 2Y5	Canada

Robert Kittel Director	President of Saranac Capital Inc.	70 York Street, Suite 1700, Toronto Ontario, Canada M5J 1S9	Canada

John Billowits Director	Corporate Director	162 Brentwood Road N., Toronto Ontario, Canada M8X 2C9	Canada

Lawrence Cunningham Director	Corporate Governance Professional	1221 Avenue of the Americas, New York, NY United States 10020	United States of America

Jamal Baksh Chief Financial Officer and Director	Chief Financial Officer and Director of Constellation Software	66 Wellington Street West, Suite 5300, TD Bank Tower, Toronto Ontario, Canada M5K 1E6	Canada

Bernard Anzarouth Chief Investment Officer	Chief Investment Officer of Constellation Software	66 Wellington Street West, Suite 5300, TD Bank Tower, Toronto Ontario, Canada M5K 1E6	Canada

Mark Dennison General Counsel and Secretary	General Counsel and Secretary of Constellation Software	66 Wellington Street West, Suite 5300, TD Bank Tower, Toronto Ontario, Canada M5K 1E6	Canada

Directors and Officers of Constellation Canadian Holdings Inc.

Name and Position	Principal Occupation	Principal Business Address	Citizenship

Jamal Baksh Chief Financial Officer and Director	Chief Financial Officer and Director of Constellation Software	66 Wellington Street West, Suite 5300, TD Bank Tower, Toronto Ontario, Canada M5K 1E6	Canada

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* Such individual is a Reporting Person and, as such, the information with respect to such individual called for by the Schedule 13D is set forth therein.